Docusign Envelope ID: CB73008D-B0D1-4DD7-81A0-0C557CE6E723
EXECUTION VERSION

EIGHTH AMENDMENT TO THE
AON SUPPLEMENTAL SAVINGS PLAN
(As amended and restated effective January 1, 2017)

This Eighth Amendment to the Aon Supplemental Savings Plan, as amended and restated as of January 1, 2017 (the “Plan”), is adopted by Aon Corporation, a Delaware corporation (the “Company”) and wholly owned subsidiary of Aon plc (“Aon”), to be effective as set forth below.

WHEREAS, pursuant to Section 7.05 of the Plan, the Board, or any person or entity authorized by the Board, has the authority to amend the Plan and, pursuant to Section 1.06 of the Plan, the Board has delegated its obligations, responsibilities, and duties with respect to the Plan to the Organization and Compensation Committee of the Board of Directors of Aon (the “OCC”); and

WHEREAS, pursuant to resolutions of the Committee dated June 13, 2016, the OCC agreed to assume from the Board the duties and responsibilities of the Company as the sponsor of the Plan and further delegated authority to the Administrative Committee of the Company to amend the Plan, subject to certain limitations; and

WHEREAS, pursuant to resolutions of the Administrative Committee dated September 10, 2024, the Committee approved, and delegated to Company management authority to execute, a Plan amendment to effect a partial Plan termination with respect to certain participants.

NOW, THEREFORE, the Plan is hereby amended as follows, effective August 1, 2024, by adding the following new item 4 to Supplement B of the Plan:

“4.    Partial Plan Termination – Townsend Group. The Plan shall be terminated and liquidated, effective August 1, 2024, solely with respect to all Participants who experienced a ‘change in control event’ (within the meaning of Code Section 409A) in connection with the sale of Aon’s Townsend Group business. Such termination and liquidation will be administered in accordance with Section 1.409A-3(j)(4)(ix)(B), with the entire vested balance of each such Participant’s account, determined as of February 15, 2025, to be distributed no later than March 15, 2025.”

In addition, the Committee is authorized to make any additional adjustments to the plan document language to effect the intent of the foregoing, including but not limited to providing a restatement of the plan document incorporating such changes and all previous amendments.

IN WITNESS WHEREOF, the Company has caused this Amendment to the Plan to be executed on its behalf by its duly
authorized officers, this 23    day of December 2024.

AON CORPORATION

By:

Lisa Stevens
Chief Administrative Officer
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